May 25, 1999





Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington  DC  20549

     Re:  Electrosource, Inc., Commission File No. 0-16323

Ladies and Gentlemen:

For electronic filing, as Exhibit 1, on behalf of Electrosource, Inc. (the "Registrant") is the complete text of the 1999 Stock Option Plan. The Company filed its Definitive Proxy Statement on May 17, 1999, and had listed the complete text of the Option Plan as an Appendix to such filing; however, inadvertently, it was overlooked and not filed at that time. The Proxy Statement did include a complete discussion of the Plan and the entire text was not intended to be a part of the Proxy Statement to be submitted to shareholders.

Please accept my apologies for any inconvenience this may have caused.

Sincerely,

    /s/
Audrey T. Dearing
Corporate Secretary